UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: July 30, 2007

Commission file number 1-8198
HSBC Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2700 Sanders Road, Prospect Heights, Illinois	60070
(Address of principal executive offices)	(Zip Code)
(847) 564-5000
Registrant’s telephone number, including area code
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

      This Form 8-K contains slides in Exhibit 99 pertaining to the financial results of HSBC Finance Corporation for the six months ended June 30, 2007.
      The information included in the slides with respect to HSBC Finance Corporation is presented on an International Financial Reporting Standards (“IFRSs”) Management Basis. IFRS is comprised of accounting standards issued by the International Accounting Standards Board and its predecessor body and interpretations issued by the International Financial Reporting Interpretations Committee and its predecessor body. IFRS Management Basis results are IFRS results that assume that mortgage and private label receivables transferred to HSBC Bank USA, N.A., an affiliate of HSBC Finance Corporation, have not been sold and remain on the HSBC Finance Corporation balance sheet.
      HSBC Finance Corporation has filed its Quarterly Report on Form 10-Q for the period ended June 30, 2007 contemporaneously with this Form 8-K. The Form 10-Q is prepared on a U.S. GAAP basis with segment results prepared on an IFRS Management Basis.
Item 9.01. Financial Statements and Exhibits.

      (a) Financial Statements of Businesses Acquired.
           Not applicable.
      (b) Pro Forma Financial Information.
           Not applicable.
      (c) Shell Company Transactions.
           Not applicable.
      (d) Exhibits.

Exhibit No.	Description

99	HSBC Finance Corporation IFRS Management Basis H1 2007 results

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION
(Registrant)

By:	/s/ Patrick D. Schwartz

Name: Patrick D. Schwartz

Title:	Vice President and Deputy General

Counsel-Corporate
Dated: July 30, 2007
EXHIBIT INDEX

Exhibit No.	Description

99	HSBC Finance Corporation IFRS Management Basis H1 2007 results